EXHIBIT 4.2
                          AGREEMENT AND FIRST AMENDMENT
                                TO LOAN AGREEMENT
                                 (July 31, 1994)


     THIS AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of July 31, 1994, is made and entered into by and among STEWART & STEVENSON SERVICES, INC. (the "Borrower"), a Texas corporation; the financial institutions listed on the signature pages hereto (the "Lenders") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association domiciled in Houston, Harris County, Texas, acting in its capacity as agent for the Lenders (in such capacity, the "Agent"). The Borrower, the Lenders and the Agent are herein sometimes called the "Parties".

Recitals:

     1. The Parties have entered into a Loan Agreement dated as of September 3, 1993 (which Loan Agreement, as amended to the date hereof, is herein called the "Loan Agreement").

     2. The Parties desire to amend the Loan Agreement in certain respects to reduce the Margin Percentage, to reduce the commitment fees to be paid to the Lenders, to increase the minimum Tangible Net Worth requirement, to extend the maturity thereof, and to make certain other changes thereto, all as is more fully described below.

Agreements:

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

     1.   Margin Percentage Amended.   The definition of "Margin Percentage" in
Section 1 of the Loan Agreement is amended to provide in its entirety as follows:

     Margin Percentage means, on any day, the per annum percentage corresponding to the Interest Bearing Debt to Total Capitalization Ratio (determined as of the most recent Calculation Date) on such day as provided below:

     Interest Bearing Debt                   Per Annum
     to Total Capitalization Ratio           Percentage

     35% or greater                          45.0 basis points
     20% to, but not including, 35%          32.5 basis points
     less than 20%                           25.0 basis points

     2.   Maturity Date Extended.   The definition of "Maturity Date" in Section
1 of the Loan Agreement is amended to provide in its entirety as follows:

     Maturity Date means the maturity of the Notes, July 31, 1997, as the same may hereafter be accelerated pursuant to the provisions of any of the Credit Documents.

     3. Amendment of Section 2(c). Section 2(c) of the Loan Agreement is hereby amended to provide in its entirety as follows:

     (c) Commitment Fee. In consideration of the Commitment, Borrower agrees to pay a commitment fee (computed on the basis of the actual number of days elapsed in a year composed of 365 or 366 days, as the case may be) of fifteen
(15) basis points per annum on the daily average difference between the Commitment and the aggregate principal balance of the Notes, such fee to be due and payable to Agent for the account of Lenders on each Interest Payment Date for Base Rate Borrowings before the Termination Date, and on the Termination Date, in addition to the installments of interest on the Notes. All past due commitment fees shall bear interest at the Past Due Rate. Lenders and Borrower agree that Chapter 15 of the Texas Credit Code shall not apply to this Agreement, the Notes or any Loan.

     4. Tangible Net Worth. Section 6(c)(2) of the Loan Agreement is hereby amended by deleting the amount "$250,000,000" where it appears therein and substituting therefor the amount "$350,000,000."

     5. Conditions Precedent. This Amendment shall be effective July 31, 1994, subject to the satisfaction, in a manner satisfactory to the Agent, of each of the following conditions precedent:

     (a) The Agent shall have received the following, each of which shall be in form and substance satisfactory to the Agent in its sole discretion and duly and validly executed:

     (1) A certificate of the Secretary or any Assistant Secretary of the Borrower, dated as of the date hereof, as to (1) the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment (a copy of such resolutions to be attached to such certificate), such certificate to state that said copy is a true and correct copy of such resolutions and that such resolutions were duly adopted and have not been amended, superseded, revoked or modified in any respect and remain in full force and effect as of the date of such certificate; (2) the absence of any change since September 3, 1993, in any of (i) the incumbency and signatures of the officer or officers of the Borrower; (ii) the Articles of Incorporation of the Borrower; or (iii) the Bylaws of the Borrower; and

          (2) this Amendment, duly executed by the Borrower, the Lenders and the Agent.

     (b) The Borrower shall have paid all accrued and unpaid fees and other amounts in connection with this Amendment.

     (c)  No Default shall have occurred and be continuing.

     (d) Such effectiveness shall not violate any legal requirement applicable to the Agent or any Lender.

     6. Representations True; No Default. The Borrower represents and warrants to the Agent and each Lender that (a) the representations and warranties contained in the Loan Agreement and in the other Credit Documents are true and correct on and as of the date hereof as though made on and as of such date (except to the extent such representations and warranties are expressly stated to be made solely as of an earlier date) and (b) no event has occurred and is continuing which constitutes an Event of Default under the Loan Agreement or any of the other Credit Documents or which upon the giving of notice or the lapse of time or both would constitute such an Event of Default.

     7. Ratification. Except as expressly amended hereby, the Loan Agreement, as hereby amended, and the other Credit Documents are in all respects ratified and confirmed and are, and shall continue to be, in full force and effect. The Borrower hereby agrees and acknowledges that all of its liabilities and obligations under the Loan Agreement, the other Credit Documents, or otherwise, remain in full force and effect as of the date of this Amendment.

     8. Definitions and References. Unless otherwise defined herein, terms used herein which are defined in the Loan Agreement or in the other Credit Documents shall have the meanings therein ascribed to them. The term "Agreement" as used in the Loan Agreement and the term "Loan Agreement" as used in the other Credit Documents or any other instrument, document or writing furnished to the Agent or any Lender by or on behalf of the Borrower shall mean the Loan Agreement as hereby amended.

     9. Expenses; Additional Information. The Borrower shall pay to the Agent on demand all expenses (including reasonable counsel's fees) incurred in connection with the preparation, reproduction, execution and delivery of this Amendment and with respect to advising the Agent as to its rights and responsibilities under the Loan Agreement, as hereby amended. In addition, the Borrower shall pay all costs and expenses of the Agent and each Lender (including counsel's fees) in connection with the enforcement of this Amendment.

     10. Severability. If any term or provision of this Amendment or the application thereof to any person or circumstances shall, to any extent, be deemed invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and this Amendment shall be valid and enforced to the fullest extent permitted by applicable law. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions thereof or affecting the validity or enforceability of such provision in any other jurisdiction and, to this end, the provisions of this Amendment are severable.

     11. INDEMNIFICATION. The Borrower shall indemnify the Agent, the Lenders and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities (including Environmental Liabilities), claims (including Environmental Claims), expenses (including reasonable attorneys' fees) or damages to which any of them may become subject, insofar as such losses, liabilities, claims, expenses or damages arise out of or result from (a) any actual or proposed use by the Borrower of the proceeds of any Loan made or Letter of Credit issued by any Lender or growing out of or resulting from any Credit Document or any transaction or event contemplated therein; (b) violation by the Borrower or any of its Subsidiaries of any law, rule, regulation or order including those relating to Hazardous Substances, petroleum, petroleum products or petroleum wastes; (c) any Lender or the Agent being deemed an operator of any of the Borrower's real or personal Property by a court or other regulatory or administrative agency or tribunal or other third party, to the extent such losses, liabilities, claims or damages arise out of or result from any Hazardous Substance, petroleum, petroleum product or petroleum waste located in on or under such property, or (d) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to any of the foregoing. The obligations of the Borrower under this Section shall survive the termination of the Loan Agreement (as amended by this Amendment and as it may otherwise be amended, restated, modified and supplemented from time to time) and the repayment and expiry of the Loans and all Letter of Credit Liabilities. Any amount to be paid under this Section by the Borrower to the Agent or any Lender shall be a demand obligation owing by the Borrower to the Agent or such Lender and shall bear interest from the date of expenditure until paid at the Past Due Rate.

     12.  DTPA WAIVER.   The Borrower hereby waives all rights, remedies,
claims, demands and causes of action based upon or related to the Texas Deceptive Trade Practices-Consumer Protection Act as described in Sections 17.41 et seq. of the Texas Business & Commerce Code, as the same pertains or may pertain to any Credit Document or any of the transactions contemplated therein, to the maximum extent that such rights, etc. may lawfully and effectively be waived. In furtherance of this waiver, the Borrower hereby represents and warrants to the Agent and the Lenders that (a) the Borrower is represented by legal counsel in connection with the negotiations, execution and delivery of this Amendment, (b) the Borrower has a choice other than to enter into this waiver in that it can obtain the Loans from another institution or institutions and (c) the Borrower does not consider itself to be in a significantly disparate bargaining position relative to the Agent and the Lenders with respect to this Amendment.

     13. RELEASE OF CLAIMS. The Borrower hereby releases, discharges and acquits forever the Agent and the Lenders and their respective officers, directors, trustees, agents, employees and counsel (in each case, past, present or future) from any and all Claims existing as of the date hereof (or the date of actual execution hereof by the Borrower, if later). As used herein, the term "Claim" shall mean any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, costs or expenses (including court costs, penalties, attorneys' fees and disbursements, and amounts paid in settlement) of any kind and character whatsoever, including claims for usury, breach of contract, breach of commitment, negligent misrepresentation or failure to act in good faith, in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, and whether arising out of written documents, unwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise.

     14. Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors, assigns, receivers and trustees (however, the Borrower may not assign its rights hereunder without the prior written consent of the Lenders);
(b) may be modified or amended only by a writing signed by each party; (c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES); (d) may be executed in several counterparts, and by the Parties on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (e) embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.

     15. THIS AMENDMENT TOGETHER WITH ALL OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers effective as of the date written above.


                              STEWART & STEVENSON SERVICES, INC.,
                              a Texas corporation


                                 /s/ Kyle J. Gideon
                              By:______________________________
                              Name:  Kyle J. Gideon
                              Title: Assistant Treasurer




     The undersigned legal counsel for the Borrower signs this Amendment not as a party to it but solely for the purpose of complying with the provisions of
Section 17.42(a)(3) of the Texas Deceptive Trade Practices-Consumer Protection Act described in Section 11.


                              /s/ Lawrence E. Wilson
                              ______________________________
                              LAWRENCE E. WILSON
                              Title:  Vice President and General Counsel
                              Texas Bar No.:  21704000


                              TEXAS COMMERCE BANK NATIONAL
                              ASSOCIATION, a national banking association acting in its individual capacity and as the Agent for the Lenders named herein


                                 /s/ Mona M. Foch
                              By:______________________________
                              Name:  Mona M. Foch
                              Title: Vice President


                              ABN AMRO BANK N.V., HOUSTON AGENCY


                                 /s/ David P. Orr
                              By:______________________________
                              Name:  David P. Orr
                              Title: Vice President


                                 /s/ Lila Jordan
                              By:______________________________
                              Name:  Lila Jordan
                              Title: Vice President


                              THE BANK OF NEW YORK,
                              a New York banking corporation


                                 /s/ Alan F. Lyster, Jr.
                              By:______________________________
                              Name:  Alan F. Lyster, Jr.
                              Title: Vice President


                              NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association


                                 /s/ Frank R. Hundley
                              By:______________________________
                              Name:  Frank R. Hundley
                              Title: Vice President